Exhibit 99.1

PGT INNOVATIONS COMPLETES ACQUISITION OF WESTERN WINDOW SYSTEMS

NORTH VENICE, Fla. – August 13, 2018 – PGT Innovations (NYSE: PGTI), a national leader in the premium window and door category, today announced that it has completed its acquisition of Western Window Systems.

Jeff Jackson, President and Chief Executive Officer of PGT Innovations, said, “With the completion of this acquisition, we have positioned PGT Innovations as a national leader in the premium window and door space, with a diversified geographic footprint, customer base, and a higher margin profile. We are pleased with the strong support we received during our debt offering from investors who recognize our track record of quickly delivering following acquisitions. As a larger company with a broader product portfolio, we believe we can better serve our customers, be more profitable and drive enhanced value for our shareholders. Today we officially welcome the Western Window Systems team into the PGT Innovations family of brands. We look forward to building on both companies’ records of growth and success.”

Scott Gates, Senior Vice President of PGT Innovations and President of Western Window Systems, said, “I am thrilled to enter this next chapter with strong operational momentum and a partner who shares our focus on customer service and product innovation. I believe the future is bright for the combined company as we bring together our strong brands to service our collective customers’ total business needs. Our entire team is excited for the future and what we can achieve together.”

As previously announced on July 24, 2018, the Company increased its 2018 outlook for legacy PGT Innovations based on strong second quarter results. The Company also provided a full year estimate for Western Window Systems. PGT Innovations expects to provide revised full year 2018 guidance to reflect the positive impact of the Western Window Systems acquisition when it reports financial results for the third quarter of 2018.

The Company also announced on August 2, 2018 the pricing of its $315 million senior notes due 2026 at 6.75%. This was the Company’s first capital raise in the notes market and their ability to execute, combined with positive investor sentiment, resulted in quick execution and a favorable result.

About PGT Innovations, Inc.

PGT Innovations manufactures and supplies premium windows and doors. Their highly-engineered and technically-advanced products can withstand some of the toughest weather conditions on earth and are revolutionizing the way people live by unifying indoor and outdoor living spaces.

PGT Innovations creates value through deep customer relationships, understanding the unstated needs of the markets it serves and a drive to develop category-defining products. PGT Innovations is also the nation’s largest manufacturer of impact-resistant windows and doors, holds the leadership position in its primary market, and is part of the S&P SmallCap 400 Index.

The PGT Innovations’ family of brands include CGI®, PGT® Custom Windows & Doors, WinDoor®, Western Window Systems® and CGI Commercial®. The Company’s brands, in their respective markets, are a preferred choice of architects, builders, and homeowners throughout North America and the Caribbean. Their high-quality products are available in custom and standard sizes with massive dimensions that allow for unlimited design possibilities in residential, multi-family, and commercial projects. For additional information, visit www.pgtinnovations.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. These “forward-looking statements” involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as “may,” “expect,” “expectations,” “outlook,” “forecast,” “guidance,” “intend,” “believe,” “could,” “project,” “estimate,” “anticipate,” “should” and similar terminology. These risks and uncertainties include factors such as:

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our ability to successfully integrate the Western Window Systems operations into our existing operations and the diversion of management’s attention from ongoing business and regular business responsibilities to effect such integration;

•	the effects of increased expenses or unanticipated liabilities incurred as a result of or due to activities related to, the acquisition;

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the risk that the anticipated cost savings, synergies, revenue enhancement strategies and other benefits from the acquisition may not be fully realized or may take longer to realize than expected or that our actual integration costs may exceed our estimates;

•	disruption from the acquisition making it more difficult to maintain relationships with customers or suppliers of Western Window Systems;

•	our level of indebtedness, which increased in connection with the acquisition;

•

adverse changes in new home starts and home remodeling trends, especially in Florida, where the substantial portion of our sales are currently generated and are expected to continue to be generated after the consummation of the acquisition, and in the western United States, where the substantial portion of Western Window Systems’ sales are generated;

•

macroeconomic conditions in Florida, where the substantial portion of our sales are generated, and in California, Texas, Arizona, Nevada, Colorado, Oregon, Washington and Hawaii, where the substantial portion of the sales of Western Window Systems are generated, and in the U.S. generally;

•	raw material prices, especially for aluminum, glass and vinyl, including, price increases due to the implementation of tariffs and other trade-related restrictions;

•	our dependence on a limited number of suppliers for certain of our key materials;

•	sales fluctuations to and changes in our relationships with key customers, including the customers of Western Window Systems following the consummation of the acquisition of Western Window Systems;

•	in addition to the acquisition, our ability to successfully integrate businesses we may acquire, or that any business we acquire may not perform as we expected at the time we acquired it;

•	transportation costs;

•	our dependence on our impact-resistant product lines and, after the consummation of the acquisition, contemporary indoor/outdoor window and door systems;

•	product liability and warranty claims brought against us;

•	federal, state and local laws and regulations, including unfavorable changes in local building codes and environmental and energy code regulations;

•	our dependence on our limited number of geographically concentrated manufacturing facilities, and on consumer preferences for those types and styles of products;

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risks associated with our information technology systems, including cybersecurity-related risks, such as unauthorized intrusions into our systems by “hackers” and theft of data and information from our systems, and the risks that our information technology systems, and those of Western Window Systems following the acquisition, do not function as intended or experience temporary or long-term failures to perform as intended; and

•	the other risks and uncertainties discussed in our other filings with the SEC.

Statements in this press release that are forward-looking statements include, without limitation, our expectations regarding: (1) demand for our products going forward; (2) the benefits expected from the heightened awareness of impact resistant window and door products resulting from Hurricane Irma and our post-Irma advertising; (3) the Company’s ability to capture a meaningful share of any increased demand for impact-resistant products; (4) our financial and operational performance for our 2018 fiscal year; (5) new housing starts and housing market conditions in 2018 and beyond, especially with respect to the State of Florida and the states in the Western U.S. where Western Window Systems sells most of its products; (6) the breadth and innovativeness of our product offerings, and their attractiveness to consumers; (7) the ability of our management team and employees to execute our strategy; (8) our ability to deleverage our debt position following the Western Window System Acquisition; and (9) the consummation of and the realization of the expected benefits of the acquisition, including the ability to sell Western Window Systems’ products profitably or at all in the repair and remodel market and in PGT Innovations’ core markets, and the ability to sell PGT Innovations’ products in Western Window Systems’ core markets profitably or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this press release.

PGT Innovations Contacts:

Investor Relations:

Brad West, 941-480-1600

Senior Vice President and CFO

BWest@PGTInnovations.com

Media Relations:

Danielle Mikesell, 941-480-1600

Senior Vice President, Marketing & Innovation

DMikesell@PGTInnovations.com